UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 21, 2013

First PacTrust Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Ave, Suite 900

Irvine, California 92612

(Address of principal executive offices)

(949) 236-5211

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 21, 2013, First PacTrust Bancorp, Inc., a Maryland corporation (the “Corporation”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc., as representative of the several underwriters (collectively, “Underwriters”) listed in Schedule A thereto, pursuant to which the Corporation agreed to sell to the Underwriters 2.4 million shares of its voting common stock, par value $0.01 per share (the “Common Stock”), at a public offering price of $13.00 per share of Common Stock, upon the terms and conditions set forth in the Underwriting Agreement (the “Underwritten Offering”). The Underwriting Agreement also grants the Underwriters a 30-day option to purchase up to an additional 360,000 shares of Common Stock to cover over-allotments, if any. The Corporation estimates that the net proceeds from the Underwritten Offering, assuming no exercise of the Underwriters’ over-allotment option and after deducting underwriting discounts and commissions and estimated offering expenses payable by the Corporation, will be approximately $29.2 million. The Corporation has made certain customary representations, warranties and covenants in the Underwriting Agreement. The Corporation also has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

On June 21, 2013, the Corporation and FIG Partners, LLC (the “Placement Agent”) entered into a Placement Agent Agreement (the “Placement Agent Agreement”) pursuant to which the Placement Agent agreed to act as the exclusive placement agent for the Corporation in connection with the proposed placement of up to $15 million of shares of Common Stock (the “Registered Direct Offering”). On June 21, 2013, in connection with the Registered Direct Offering, the Corporation entered into a separate Securities Purchase Agreement with each of Endicott Opportunity Partners IV, L.P. and Consector Partners Master Fund, LP, pursuant to which the purchasers party thereto agreed to purchase an aggregate of 1,153,846 shares of Common Stock at a price of $13.00 per share of Common Stock, upon the terms and conditions set forth in such Securities Purchase Agreements. The Corporation estimates that the net proceeds from the Registered Direct Offering, after deducting placement agent fees and estimated offering expenses payable by the Corporation, will be approximately $14.2 million. The Corporation has made certain customary representations, warranties and covenants in the Placement Agent Agreement and each of the Securities Purchase Agreements. The Corporation also has agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act.

The foregoing descriptions of the Placement Agent Agreement and the Securities Purchase Agreements are qualified in their entirety by reference to the full text of the Placement Agent Agreement and each of the Securities Purchase Agreements, respectively, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On June 26, 2013, the Corporation closed the Underwritten Offering and the Registered Direct Offering. The shares of Common Stock sold in the Underwritten Offering and the Registered Direct Offering have been registered under the Securities Act by a registration statement on Form S-3 (File No. 333-170622) (the “Registration Statement”). The following documents are being filed as exhibits to this Current Report on Form 8-K and incorporated by reference into the Registration Statement: (i) the Underwriting Agreement; (ii) the Placement Agent Agreement; (iii) the Securities Purchase Agreement, dated as of June 21, 2013, by and between the Corporation and Endicott Opportunity Partners IV, L.P.; (iv) the Securities Purchase Agreement, dated as of June 21, 2013, by and between the Corporation and Consector Partners Master Fund, LP; (v) the validity opinion with respect to the shares of Common Stock sold in the Underwritten Offering; (vi) the validity opinion with respect to the shares of Common Stock sold in the Registered Direct Offering; and (vii) the consent of McGladrey LLP.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed on the Exhibit Index accompanying this Current Report on Form 8-K are filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2013

First PacTrust Bancorp, Inc.

By:	/s/ Richard Herrin
	Name:	Richard Herrin
	Title:	Executive Vice President, Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Number	Description

1.1	Underwriting Agreement, dated as of June 21, 2013, by and among the Corporation, Raymond James & Associates, Inc. and each of the other underwriters named in Schedule A thereto

5.1	Opinion of Silver, Freedman & Taff, L.L.P. regarding the validity of the shares issued in connection with the Underwritten Offering

5.2	Opinion of Silver, Freedman & Taff, L.L.P. regarding the validity of the shares issued in connection with the Registered Direct Offering

10.1	Placement Agent Agreement, dated as of June 21, 2013, by and between the Corporation and FIG Partners, LLC

10.2	Securities Purchase Agreement, dated as of June 21, 2013, by and between the Corporation and Endicott Opportunity Partners IV, L.P.

10.3	Securities Purchase Agreement, dated as of June 21, 2013, by and between the Corporation and Consector Partners Master Fund, LP

23.1	Consent of Silver, Freedman & Taff, L.L.P. (included in Exhibit 5.1)

23.2	Consent of Silver, Freedman & Taff, L.L.P. (included in Exhibit 5.2)

23.3	Consent of McGladrey LLP